_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

August 3, 2004

(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c)

Exhibits:

99.1.

Press release dated August 3, 2004.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 3, 2004

GEOGLOBAL RESOURCES INC.

(Registrant)

/s/ Patti Price

Patti Price

Corporate Secretary

EXHIBIT

Press release dated August 3, 2004

GEOGLOBAL COMMENCES DRILLING OF KG#1 WELL

Calgary, Alberta, Canada, August 3, 2004 - GeoGlobal Resources Inc. (Amex: GGR) announced today that drilling operations have commenced on the KG#1 well located within the Krishna Godavari Basin on the Exploration Block KG-OSN-2001/3 ("KG Block") off the east coast of India.  This well is the first of an initial 4 well exploration drilling program on the KG Block.  GeoGlobal has a 5% net carried interest in the wells drilled on the KG Block.

As previously released, Gujarat State Petroleum Corporation ("GSPC"), the operator of the KG Block contracted Saipem SPA, part of ENI, Italy for the Saipem Perro Negro 3 drilling rig to commence a 4 well exploratory drilling program on the KG Block for a period of 200 days.   Under the terms of the contract, GSPC has the option of extending the terms of the contract for 6 additional exploratory wells.

The Saipem Perro Negro 3 Jack-up drilling rig is situated in shallow waters of approximately 70 meters deep and the KG#1 well will be drilled to a total depth of approximately 3,300 meters.  The KG#1 well location was selected using 3D seismic data previously acquired by the Company and is situated on a structural closure defined by this 3D seismic.  Well operations will take approximately 70 days to drill, log, case, test and evaluate all pay zones.

The KG Block is adjacent to the recent gas discoveries made on Block KGO-2 by ONGC of India and on Block KG-DWN-98/3 (Block D6) by Reliance Industries of India and their partners Niko Resources Inc. (TSE - "NKO") and the Government of India.

GeoGlobal Resources Inc., headquartered in Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India.  Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India.  Currently, the Company is focused on the development of high potential exploration targets in the Krishna Godavari basin and the Cambay basin areas.

Cautionary Statement to Investors

This document contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the exploration activities intended to be conducted and the outcome of those oil and gas exploration, development and drilling activities on the exploration block in which the Company owns an interest offshore east coast of India in the Krishna Godavari Basin and the two additional exploration blocks in the Cambay Basin, and including the estimated cost and timing of those exploration activities and the extent of activities to be conducted. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities and involve risks and uncertainties. The Company's actual results may differ materially from those projected in the forward looking statements. There are numerous risks and uncertainties involved in the Company's acquisition of unproved minority interests in the exploration areas, including the possibilities that no discoveries of hydrocarbons are made on the exploration blocks or, if discovered, that such discoveries are not determined to be commercially productive. There can be no assurance that the Company’s drilling program will be successful or that the entire program will be drilled.  There can be no assurance that the Company’s estimates as to the time to complete drilling operations will be accurate.  The blocks are a highly speculative exploration opportunities and pursuing the development of the exploration blocks will involve material risks to the Company.  The Company will be required to fund its share of the costs incurred during the work commitment phase under the Production Sharing Contracts relating to the exploration blocks in the Cambay Basin and there can be no assurance that such funds will be available to the Company in the amounts and when required.  Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions.  There can be no assurance that the Company's oil and gas exploration and production activities will be commercially successful or result in material revenues to the Company.  The presence of hydrocarbon reserves on adjacent or contiguous properties is no assurance or necessary or probable indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which the Company holds an interest.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:

Allan J. Kent, Executive VP and CFO

Brent Peters, Director

Carla Driedger, Investor Relations and Corporate Affairs

phone: 416-628-5901

phone: 403-777-9250

fax: 403-777-9199

email: info@geoglobal.com

website: www.geoglobal.com